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                                                                   EXHIBIT 10.54


                                                                           (245)



                                SUPPORT AGREEMENT

       MEMORANDUM OF AGREEMENT made as of the 17th day of December, 1998.

AMONG:

                              CUSTOMERONE HOLDING CORPORATION,
                              a corporation existing under the laws
                              of the State of Delaware,

                              (hereinafter referred to as "Holding"),

                                                           OF THE FIRST PART,

                                     - and -

                              1293219 ONTARIO INC.,
                              a corporation existing under the laws
                              of the Province of Ontario,

                              (hereinafter referred to as "Onexco"),

                                                           OF THE SECOND PART,

                                     - and -

                              1293220 ONTARIO INC.,
                              a corporation existing under the laws
                              of the Province of Ontario,

                              (hereinafter referred to as "Buyco").

                                                           OF THE THIRD PART.


                  WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Holding will take certain actions and make certain payments and deliveries necessary to ensure that Buyco will be able to make certain payments and to deliver or cause to be delivered Holding Shares in satisfaction of the obligations of Holding under the provisions (the "Exchangeable Share Provisions") attaching to the Non-Voting Exchangeable Shares in a capital of Buyco (the "Exchangeable Shares") with respect to Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;


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                  NOW THEREFORE in consideration of the respective covenants in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:


                                   ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINED TERMS. In this Agreement including the recitals hereto, all capitalized words and expressions used herein and not otherwise defined herein shall have the meanings ascribed to such words and expressions in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER, GENDER, ETC. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                   ARTICLE TWO
                         COVENANTS OF HOLDING AND ONEXCO

2.1 COVENANTS OF HOLDING REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding, Holding shall:

         (a) take all such actions and do all such things as are commercially reasonable to enable and permit Buyco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the payment of dividends,
                  Section 8.3 of the Exchangeable Share Provisions and the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Buyco, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Buyco, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Buyco to cause to be delivered Holding Shares together with an amount equal to any declared and unpaid dividends on such Exchangeable Shares (a "Dividend Amount")



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                  to the holders of Exchangeable Shares in accordance with
                  Articles 3, 4 or 5, as the case may be, of the Exchangeable Share Provisions.

         (b) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Onexco to comply with its covenants set out in Section 2.2 of this Agreement.

2.2 COVENANTS OF ONEXCO REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding, Onexco shall take all such actions and do all such things as are commercially reasonable to enable and permit Buyco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the payment of dividends, Section 8.3 of the Exchangeable Share Provisions and the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Buyco, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Buyco, as the case may be, including, without limitation, all such actions and all such things as are commercially reasonable to enable and permit Buyco to cause to be delivered Holding Shares together with any Dividend Amount, to the holders of Exchangeable Shares in accordance with the provisions of Articles 3, 4 or 5, as the case may be, of the Exchangeable Share Provisions. Notwithstanding the prior provisions, nothing contained in this Support Agreement shall be deemed to require the board of directors of Holding, or any member thereof, to take or omit to take any action that would be in breach of applicable law. Furthermore, no action shall be required that could, as determined in good faith by the board of directors of Holding, result in a breach of the terms of any agreement in respect of indebtedness for borrowed money of Holding on a consolidated basis, provided that Holding takes reasonable steps to seek a waiver of any affected provision thereof. The existence of such indebtedness shall be determined in accordance with United States generally accepted accounting principles.

2.3 NOTIFICATION OF CERTAIN EVENTS. In order to assist Holding to comply with its obligations hereunder and permit it to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Buyco shall give prior written notice to Holding and Onexco of each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors of Buyco to institute voluntary liquidation, dissolution or winding up proceedings or to effect any other distribution of the assets of such corporation among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

         (b) immediately, upon the earlier of receipt by Buyco of notice of, or Buyco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of


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                  such company or to effect any other distribution of the assets of such company among its shareholders for the purpose of winding up its affairs;

         (c)      immediately, upon receipt by Buyco of a Retraction Request;
                  and

         (d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon a determination of a Redemption Date in accordance with the Exchangeable Share Provisions.

2.4 DELIVERY OF HOLDING SHARES. In furtherance of its obligations under Sections 2.1(a) and (b) hereof, upon notice of any event that requires Buyco to cause to be delivered Holding Shares to any holder of Exchangeable Shares, the board of directors of Holding, subject to fulfilment of its fiduciary obligations, shall forthwith issue and deliver the requisite Holding Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as Buyco or Onexco, as applicable, shall direct, and Holding shall forthwith deliver to Onexco, and Onexco shall then immediately deliver to Buyco, all cash or other property required to enable Buyco to pay the value of all declared but unpaid dividends then accruing to the holders of the Dividend Amount on such Exchangeable Shares. In consideration of the issuance of each such Holding Share by Holding, together with the payment of such Dividend Amount by Holding as applicable, Buyco or Onexco, as applicable, shall, as Holding shall direct, issue to Holding such number of common shares of Buyco or Onexco, as applicable, as is equal to the fair value of such Holding Shares plus the Dividend Amount.

2.5 DUE PERFORMANCE. Holding shall duly and timely perform all of its obligations provided for in the Share Exchange Agreement and any obligations of Holding that may arise upon the exercise of Holding's rights under the Exchangeable Share Provisions.

2.6 CAPITAL REORGANIZATION OF HOLDING. If at any time Holding's share capital is reorganized or a consolidation, merger, recapitalization or share exchange (statutory or otherwise) of Holding with or into another entity (any such event being called a "Capital Reorganization"), Holding shall take commercially reasonable actions to ensure that holders of Exchangeable Shares whose Exchangeable Shares have not been exchanged or automatically exchanged for Holding Shares in accordance with the Exchangeable Share Provisions or the Share Exchange Agreement on or before the record date for such Capital Reorganization shall receive, upon any such exchange occurring pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement at any time after the record date for such Capital Reorganization, in lieu of the Holding Shares that such holders would otherwise have been entitled to receive pursuant to the Exchangeable Share Provisions or the Share Exchange Agreement, the number of shares or other securities of Holding or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holders would have been entitled to receive as a result of such Capital Reorganization if, on the record date, such holders would have been the registered holders of the number of Holding Shares to which such holders were then entitled upon any exchange of their Exchangeable Shares into Holding Shares in accordance with the Exchangeable Share Provisions or the Share Exchange


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Agreement, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in Article 8 of the Exchangeable Share
Provisions.

                                 ARTICLE THREE
                                    GENERAL

3.1 TERM. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as there are no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) held by any party other than Holding and its Affiliates.

3.2 CHANGES IN CAPITAL OF HOLDING AND BUYCO. Notwithstanding the provisions of Section 3.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.6 hereof, as a result of which either Holding Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith to the extent practicable be amended and modified as necessary in order that it shall apply with full force and effect to all new securities into which Holding Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended or modified except by an agreement in writing executed by Buyco, Holding and Onexco and approved by the holders of the Exchangeable Shares in accordance with Article 7 of the Exchangeable Share Provisions.

3.5               MINISTERIAL AMENDMENTS. Notwithstanding the provisions of
Section 3.4, the parties to this Agreement may without the approval of the holders of the Exchangeable Shares, at any time and from time to time, amend or modify this Agreement in writing for the purposes of:

         (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Buyco, Holding and Onexco, it may be expedient to make, provided that each such board of directors shall be of the opinion


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                  that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which, on the advice of counsel to Buyco, Holding and Onexco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error herein, provided that the boards of directors of each of Buyco, Holding and Onexco shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 MEETING TO CONSIDER AMENDMENTS. Buyco, at the request of Holding, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of Buyco and the Exchangeable Share Provisions. In lieu of calling a meeting of holders of Exchangeable Shares, with the consent of Holding, any proposed amendment or modification requiring approval of the holders of Exchangeable Shares pursuant to Section 3.4 hereof may be given by such holders executing a written resolution evidencing the approval of such proposed amendment or modification, which resolution must be signed by all the holders of Exchangeable Shares entitled to vote on such matter.

3.7 WAIVERS. No waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all the parties hereto.

3.8 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed fax to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

         (a)      if to Holding at:

                         CustomerONE Holding Corporation
                         c/o Onex Investment Corp.
                         712 Fifth Avenue
                         New York, New York
                         10019

                         Attention: Eric Rosen

         (b)      with a copy to:



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                         Weil, Gotshal & Manges LLP
                         100 Crescent Court
                         Suite 1300
                         Dallas, Texas
                         75201-6950

                         Attention:   Mary Korby

         (c)      if to Onexco or Buyco at:

                         Onex Corporation
                         BCE Place
                         Canada Trust South Tower
                         161 Bay Street
                         49th Floor, P.O. Box 700
                         Toronto, Ontario
                         M5J 2S1

                         Attention:   Seth M. Mersky
                         Fax: (416) 362-5765

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day or unless such notice or communication was not given during the normal business hours of the recipient on such day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in that


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province and the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                         CUSTOMERONE HOLDING
                                         CORPORATION


                                         by  /s/ THOMAS P. DEA
                                            ------------------------------------

                                             /s/ SETH M. MERSKY
                                            ------------------------------------



                                         1293219 ONTARIO INC.


                                         by  /s/ THOMAS P. DEA
                                            ------------------------------------
                                             /s/ SETH M. MERKSKY
                                            ------------------------------------





                                         1293220 ONTARIO INC.


                                         by  /s/ THOMAS P. DEA
                                            ------------------------------------
                                             /s/ SETH M. MERSKY
                                            ------------------------------------